

The LGL Group, Inc.

(AMEX: LGL)

Q1 2011 Earnings Announcement
May 12, 2011   8:30 a.m. EST

Safe Harbor Statement

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations. These risks and uncertainties are described in more detail in The LGL Group's filings with the Securities and Exchange Commission.

In addition, non-GAAP financial measures are presented. Management believes the non-GAAP financial information provided is useful to investors' understanding and assessment of our ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating the business internally and as such has determined that it is important to provide this information to investors.

Q1 2011 Earnings Announcement
May 12, 2011   8:30 am EST
Agenda

- **Introduction**
- **Business Highlights**
- **Financial Highlights and Capital Structure**
- **Status Update on Impact of Japan Disaster**
- **Strategic Growth Initiatives**
- **Question and Answer**









Business Highlights

Q1 2011 Business Highlights

<u>Sales/Revenues</u>

- Q1 demonstrated a positive book to bill with new orders showing strength late in the quarter
- New orders strongest in the Telecom segment. New orders in MISA market lag 2010 performance
- Ending Q1 2011 backlog of $12.2M, a 14.0% increase compared to Q4 2010 ending backlog of $10.7M
- Revenues for Q1 were $9.0M, a 15.7% decrease compared to Q1 2010 of $10.7M






Q1 2011 Business Highlights

Margins/Costs/Income/EPS

- **Operating efficiencies resulted in gross margin of 32.6%, which was comparable to Q1 2010 gross margin of 34.1%**
- **Net income of $241,000; EPS of $0.10**
- **EBITDA of $593,000**
- **Generated $1.1M in cash from operations**






Q1 2011 Business Highlights

Q2 & 2H Outlook

- Major OEMs reporting improved market conditions
- Major Electronic Manufacturing Service providers expecting quarterly revenue growth for remainder of 2011
- Q4 2010 inventory correction appears to be behind us
- Repeat orders from existing customers in Telecom market segment have strengthened
- Semi-conductor industry predicting growth in second half of 2011









Financial Highlights and Capital Structure

Financial Outlook

Quarterly Income Statement Trends



$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
(10.0%)
$10.2
$10.2
$10.0
$7.5
$7.2
$7.3
$9.2
$10.7
$12.5
$12.4
$11.0
$9.0
25.7%
25.6%
25.2%
21.9%
19.8%
19.5%
31.6%
34.1%
36.3%
37.6%
31.7%
-1.8%
3.8%
1.8%
-8.2%
-8.2%
-8.2%
6.4%
13.0%
20.6%
18.9%
11.3%
6.6%
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Revenue
Gross Margin
EBITDA Margin

- Q1 2011 extends the trend to six consecutive quarters of positive earnings
- Maintained gross margins of 32.6 % for Q1 2011 through management of variable costs and structural cost discipline in spite of reduced revenue levels

Financial Outlook
Order Backlog


($000's at quarter end)
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
$8,182
$9,333
$8,293
$13,221
$13,958
$14,260
$14,373
$11,973
$10,734
$12,238
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011

- Backlog increase primarily due to an increase in repeat orders from existing customers and from newly qualified products

Capital Structure

Capital Position as of March 31, 2011

Total assets:	$ 30.3 million
Net working capital:	$ 19.2 million
Cash and cash equivalents:	$ 11.1 million
Total debt (including current portion):	$ 0.6 million
Shareholders' equity:	$ 25.4 million
Available line of credit:	$ 4.0 million

- The Company's working capital (including cash and cash equivalents) increased to $19.2 million as compared to working capital of $6.6 million as of March 31, 2010
- Cash and cash equivalents increased primarily due to cash generated from operations and from the net proceeds from the public offering completed in February 2011
- Total debt as of March 31, 2011 was $0.6 million, compared to $3.2 million at March 31, 2011; the decrease is due to the payoff of the RBC term loan in Q3 2010 with cash generated from operations

Status Update on Impact of Japan Disaster

Impact of Japan Disaster Has Stabilized

- Risk exposure was primarily in our supply chain for raw materials
- To date, no direct impacts to supply chain
- In select cases, some supply chain factories were impacted by longer lead times primarily due to utility interruptions
- As of today, supply chain appears to have stabilized
- Company's efforts to maintain supply chain continuity and to respond quickly to urgent customer service requests led to significant market share gains for one key customer engaged in build-out of next generation infrastructure for mobile telecommunications networks
- At this time, does not appear that there will be significant negative effects on our near-term financial results

Strategic Growth Initiatives

Laying the foundation for profitable growth

Management continues to pursue the Company's framework for growth:

1. **Organic investment into core business** to leverage existing customer positions, add capacity and develop higher value product

2. **Joint ventures** to expand access to intellectual property, expand supply chain and improve manufacturing flexibility

3. **M&A – synergistic acquisitions** focused on high value-added engineering complements, higher ASP and stronger OEM positions

4. **Investment in greenfield opportunities** leading to new markets, new customers and new products

Question and Answer

Visit us:

www.lglgroup.com
www.mtronpti.com

Contact us:

Greg Anderson, President and CEO
(E-mail: ganderson@lglgroup.com)

LaDuane Clifton, Chief Accounting Officer
(E-mail: lclifton@lglgroup.com)

Voice: (407) 298-2000







